UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 6, 2007

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

6001 36th Avenue West
Everett, Washington
www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 6, 2007, Patrick J. Byrne, our President and Chief Executive Officer, assumed the duties of President and Chief Operating Officer of Intermec Technologies Corporation, our wholly-owned operating subsidiary.  Information with respect to Mr. Byrne required by paragraph (c) of Item 5.02 of Form 8-K is incorporated into this Form 8-K by reference to Item 5.02 of our Form 8-K dated July 19, 2007, and filed on July 25, 2007.

Steven J. Winter will leave Intermec to pursue other opportunities.  Mr. Winter most recently served as President and Chief Operating Officer of Intermec Technologies, and as a Senior Vice President of Intermec, Inc.

In connection with Mr. Winter’s departure, we will pay him approximately $875,000 in the third fiscal quarter of 2007, pursuant to our Executive Severance Plan applicable to senior vice presidents of Intermec, Inc., and pursuant to a cash retention arrangement approved by the Compensation Committee of the Board of Directors on March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: August 7, 2007	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President,
General Counsel and
Corporate Secretary